Exhibit 23.1

          Consent of Independent Registered Public Accounting Firm


The Board of Directors
IGI, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 33-35047, 33-43212, 333-47006 and 333-61716) and in the
registration statements on Form S-8 (Nos. 33-35047, 33-43212, 33-63700, 33-
65249, 333-28183, 333-65553, 333-67565, 333-79333, 333-79341 and 333-52312)
of IGI, Inc. of our report dated April 7, 2004, with respect to the consolidated balance sheet of IGI, Inc. and subsidiaries as of December
31, 2003, and the related consolidated statements of operations, cash flows and stockholders' equity (deficit) and comprehensive income (loss) for each of the years in the two-year period ended December 31, 2003, and related financial statement schedule for the years ended December 31, 2003 and 2002 which report appears in the December 31, 2004 annual report on Form 10-K/A Amendment No. 2 of IGI, Inc.

Our report refers to the adoption of Statement of Financial Accounting Standards No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections, in 2003.

                                       /s/ KPMG LLP

Philadelphia, Pennsylvania
December 19, 2005


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